UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      September 3, 2014

Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)
4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480)840-8100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 3, 2014, Taylor Morrison Home Corporation (the “Company”) appointed Joseph Terracciano as its Chief Accounting Officer, effective immediately.  Mr. Terracciano will be the Company’s principal accounting officer reporting to the Company’s Chief Financial Officer, C. David Cone. Accordingly, Mr. Cone will no longer serve as the Company’s principal accounting officer.

From 2006 until his appointment at the Company, Mr. Terracciano, age 42, served in senior accounting functions at DriveTime Automotive Group, Inc., a national used car finance company, serving initially as Corporate Controller and most recently as Managing Director of Accounting & Financial Reporting.  Mr. Terracciano was an auditor at KPMG LLP in New York and Phoenix from 1996 to 2006.  He holds a Bachelor’s degree in Business Administration with a major in Accounting from Hofstra University. Mr. Terracciano is a licensed certified public accountant in Arizona.

Mr. Terracciano will participate in the Company’s management annual incentive plan and 2013 omnibus equity incentive plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  September 5, 2014
Taylor Morrison Home Corporation
By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman Title: Vice President, Secretary and General Counsel